UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2020

SCOUTCAM INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-188920	847-4257143
(Commission File Number)	(I.R.S. Employer Identification No.)

20 Raoul Wallenberg Street

Tel Aviv, Israel 6971916

(Address of principal executive offices) (Zip Code)

(480) 659-6404

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) Replacement of Previous Independent Registered Accounting Firm

On February 9, 2020, the Board of Directors of ScoutCam Inc. (the “Company”) approved the replacement of MaloneBailey LLP (“MaloneBailey”) as its independent registered public accounting firm, effective as of February 9, 2020. MaloneBailey had served as the Company’s independent registered public accounting firm since 2013.

The audit reports prepared by MaloneBailey on the Company’s financial statements for the fiscal years ended 2018 and 2017, each contained a statement expressing substantial doubt as to the Company’s ability to continue as a going concern and MaloneBailey previously informed the Company’s Board of Directors of certain material weaknesses in the Company’s disclosure control and procedures during each of the fiscal years ended 2018 and 2017, and each of the subsequent periods through the date hereof, and pursuant to which the Company determined such disclosure control and procedures were not effective as of March 31, 2019; that notwithstanding, there were no disagreements with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of MaloneBailey, would have caused MaloneBailey to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company’s two most recent fiscal years.

The Company delivered a copy of this Item 4.01 to MaloneBailey on February 11, 2020 and requested a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in response to this Item and, if not, stating the respects in which it does not agree. MaloneBailey responded with a letter dated February 11, 2020, a copy of which is annexed hereto as Exhibit 16.1 stating that MaloneBailey agrees with the statements set forth above.

(b) Appointment of New Independent Registered Accounting Firm

On February 9, 2020, the Board of Directors of the Company authorized the appointment of Kesselman & Kesselman, a member of PricwaterhouseCoopers International Limited (“PwC Israel”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2019, and PwC Israel was appointed as the Company’s independent registered public accounting firm. During the fiscal years ended December 31, 2019 and 2018, neither the Company, nor anyone on its behalf, consulted PwC Israel regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us that PwC Israel concluded was an important factor considered by us in reaching our decision as to an accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

PwC Israel serves as the independent registered public accounting firm of the Company’s controlling stockholder, Medigus Ltd., an Israeli company. The Company is of the position that it is in the best interests of the Company and its stockholders to align the independent registered public accounting firm of both the Company and its controlling stockholder in order to ensure greater efficiency and proficiency in all matters pertinent to the Company’s financial auditing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from MaloneBailey LLP, dated February 11, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOUTCAM INC.

	By:	/s/ Yaron Silberman
	Name:	Yaron Silberman
	Title:	Chief Executive Officer

Date: February 11, 2020